     As filed with the Securities and Exchange Commission on March 19, 2004

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a Party other than the Registrant
Check the appropriate box:
|X|  Preliminary Proxy Statement               Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Under Rule 14a-12


                               SAFFRON FUND, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

--------------------------------------------------------------------------------
 Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

                                     (LOGO)

                               SAFFRON FUND, INC.

                      51 W. 52nd Street, New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 2004


To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Saffron Fund, Inc. (the "Fund") will be held at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, on May 13, 2004, at 12:00 noon, for the following purposes:

     (1) To elect two Class III directors of the Fund, to hold office for the term indicated and until their successors shall have been elected and qualified;

     (2) To consider and act upon a proposal to liquidate and dissolve the Fund; and

     (3) To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

March 16, 2004, was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Paul H. Schubert
                                              Secretary

New York, New York
March 29, 2004


YOUR VOTE IS IMPORTANT - Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Fund's Annual Meeting of Stockholders.

                                     (LOGO)

                                 PROXY STATEMENT

                               SAFFRON FUND, INC.

                      51 W. 52nd Street, New York, NY 10019

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Saffron Fund, Inc. (the "Fund") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Fund to be held at One Liberty Plaza, 39th Floor Conference Center, New York, NY 10006, on May 13, 2004, at 12:00 noon, and at any adjournments thereof, for the following purposes:

     (1) To elect two Class III directors of the Fund, to hold office for the term indicated and until their successors shall have been elected and qualified;

     (2) To consider and act upon a proposal to liquidate and dissolve the Fund; and

     (3) To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     The enclosed proxy and this Proxy Statement are first being sent to the Fund's stockholders on or about March 29, 2004.

     THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS UPON REQUEST. REQUESTS FOR COPIES OF SUCH REPORTS SHOULD BE DIRECTED TO:

     Mr. Kevin Mahoney
     c/o UBS Global Asset Management (US) Inc.
     51 W. 52nd Street
     New York, NY 10019

     The cost of soliciting proxies and preparing the proxy materials will be borne by the Fund. The Fund intends to hire Mutual Fund Investor Connect (the "Proxy Solicitor"), a professional proxy solicitor, for the purpose of soliciting proxies. The Proxy Solicitor will charge a fee of $10,000 plus reimbursement of out-of-pocket expenses estimated between $3,950 and $8,588, for a total estimated between $13,950 and $18,588, to conduct the solicitation. All costs associated with hiring the Proxy Solicitor will be borne directly by the Fund. The Fund will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition, proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of the Fund without additional compensation to them.

     The Board of Directors has selected Messrs. Julian M.I. Reid and Paul H. Schubert, and each of them, to act as proxies with full power of substitution. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" each proposal. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the New York address indicated above or by voting in person at the Meeting.

     The Board of Directors has fixed the close of business on March 16, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. At that date, there were outstanding and entitled to vote 5,858,327 shares of Common Stock, par value $0.001 per share. Stockholders of the Fund on that date will be entitled to one vote on each matter to be voted for each share held (and one such vote for each director to be elected), with no shares having cumulative voting rights. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted as "votes cast" on any proposal, and abstentions and broker non-votes will have no effect on the result of the vote on Proposal 1, but will have the effect of a vote "AGAINST" Proposal 2.

     The election of directors under Proposal 1 requires the affirmative vote of a plurality of the shares present at the Meeting (at which a quorum is present). Proposal 2 requires the affirmative vote of a majority of the outstanding shares of the Fund.

     The principal executive offices of the Fund are located at 51 W. 52nd Street, New York, NY 10019.


                                PRINCIPAL HOLDERS

     Although the Fund does not have information concerning the beneficial ownership of shares held in the name of Depository Trust Company participants, as of March 1, 2004, to the knowledge of the Fund, the only persons known to the Fund to have record or beneficial ownership of more than 5% of the outstanding common stock are the following:

                                            Amount Record /           Percent
Name and Address of Beneficial Owner        Beneficial Ownership      of Class
------------------------------------        --------------------      --------
Laxey Partners Limited
Stanley House, 7-9 Market Hill
Douglas, Isle of Man, IM1 2BF               606,326 shares            10.35%

Deutsche Bank AG
Taunusanlage 12
D-60325 Frankfurt am Main
Federal Republic of Germany                 568,300 shares            9.70%


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     There are six members on the current Board of Directors. Two of the current members of the Board of Directors, Mr. E.L. Rene Noel and Mr. Andrew Pegge (each a "Nominee" and collectively the "Nominees") have been nominated to serve for terms as indicated below and until their respective successors are elected and qualified.

     Mr. Noel was last elected by the stockholders at the 2001 Annual Meeting on May 10, 2001 to serve as a Class III director for a term of three years. Mr. Pegge was appointed by a unanimous vote of the directors on July 25, 2003. In accordance with the terms of Mr. Noel's election and Mr. Pegge's appointment, their terms expire at the 2004 Annual Meeting. Mr. Noel and Mr. Pegge have each been nominated to serve as a Class III director for a three-year term and until their respective successors shall have been elected and qualified.

     It is intended that all proxies received, unless otherwise indicated, will be voted "FOR" the election of the Nominees. The affirmative vote of a plurality of the shares present at the Meeting (at which a quorum is present) is required to elect the Nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH NOMINEE.

     The Board of Directors knows of no reason why the Nominees listed will be unable to serve. If a Nominee should become unable to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such Nominee.

     The following table presents information concerning the Nominees, the current Board of Directors and Officers of the Fund. The information includes their positions and principal occupations during the last five years.

NAME, ADDRESS, CLASS AND AGE                        PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
-------------------------------------------------------------------------------------------------------------------
Julian M.I. Reid........................            Chief Executive Officer of 3a Asset Management Limited;
   10 Frere Felix de Valois St.                     President of the Fund; Chairman of the Board of Directors of
   Port Louis, Mauritius                            the Fund; Director of JF China Region Fund, Inc.; (Director
   Class I, Age:  59                                and) Chairman of Morgan's Walk Properties Ltd.
   Director since 1994

Jean Jocelyn de Chasteauneuf.............           Adviser to the Executive Committee of the Mauritius
   10 Frere Felix de Valois St.                     Commercial Bank Limited; Director of Union Commercial Bank
   Port Louis, Mauritius                            Ltd (Malagasy Republic), Fincorp Investment Ltd. and
   Class II, Age:  66                               Finlease Co. Ltd.
   Director since 1994

Ashok V. Desai..........................            Consultant Editor of The Telegraph, Calcutta; former
   Express Bldg, 2nd floor                          Secretary and Chief Consultant, Ministry of Finance,
   9-10 Bahadur Shah Zafar Marg                     Government of India (1991-1993).
   New Delhi, India 110002
   Class II, Age:  68
   Director since 1995


                                       5




Timothy R. H. Kimber....................            Chairman of Dartmoor Investment Trust Plc., Exeter Selective
   Newton Hall, Whittington                         Assets Investment Trust Plc., Martin Currie Pacific Trust
   Nr Carnforth Lancashire                          Plc., and Taiwan Opportunities Fund Ltd.; Director of New
   LA6 2NZ, United Kingdom                          Zealand Investment Trust Plc., Invesco Japan Discovery Trust
   Class I, Age:  67                                Plc., Adam & Company Investment & Management Ltd., Border
   Director since 1995                              Asset Management Ltd., Noble Group Ltd., and the Cumberland
                                                    Building Society.

E.L. Rene Noel..........................            Director of Albatross Insurance Co. Ltd and Les Moulins De
  10 Frere Felix de Valois St.                      La Concorde Ltee; International Sugar Consultant; former
  Port Louis, Mauritius                             Chairman and Managing Director of Compagnie de Beau-Vallon
  Class III, Age:  79                               Group of Companies.
  Director since 1996

Andrew Pegge............................            CEO of Laxey Partners Limited; former Supervisor of
   Stanley House                                    Collective Investment Schemes for Isle of Man Financial
   7-9 Market Hill                                  Supervision Commission.
   Douglas
   Isle of Man IM1 2BF
   Class III, Age:  40
   Director since 2003

     The new Class III directors' term of office expires at the 2007 Annual Meeting, the Class I directors' term of office expires at the 2005 Annual Meeting and the Class II directors' term of office expires at the 2006 Annual Meeting. In each case, the stockholders would choose directors for new three-year terms upon expiration of the existing directors' terms of office.

     In addition to Mr. Reid, the executive officers listed below hold the following positions with the Fund.

NAME, TITLE AND AGE                                          PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------
Mr. Paul H. Schubert....................            Executive Director and Head of the Mutual Fund Finance
Treasurer and Secretary                             Department of UBS Global Asset Management (US) Inc., the
Age:  41                                            Fund's Administrator; Treasurer for other investment
                                                    companies for which UBS Global Asset Management (US) Inc.
                                                    serves as investment adviser/administrator.

Mr. Kevin J. Mahoney....................            Director and Senior Manager of the Mutual Fund Finance
Assistant Treasurer and Assistant Secretary         Department of UBS Global Asset Management (US) Inc.; Vice
Age:  38                                            President and Assistant Treasurer for other investment
                                                    companies for which UBS Global Asset Management (US) Inc.
                                                    serves as investment adviser/administrator.

     The following table sets forth the dollar range of equity securities beneficially owned by each Director and Nominee in the Fund and in all registered investment companies overseen by the Director within the Fund's family of investment companies as of February 6, 2004:

                                        DOLLAR RANGE OF EQUITY
NAME OF DIRECTOR OR NOMINEE             SECURITIES IN THE FUND (1)(2)
--------------------------------------- --------------------------------
Andrew Pegge                            Over $100,000
Timothy R. H. Kimber                    $10,001--$50,000
Julian M.I. Reid                        $1--$10,000
Jean Jocelyn de Chasteauneuf            None
Ashok V. Desai                          None
E.L. Rene Noel                          None

(1)  Valuation as of February 6, 2004.

(2)  The Fund does not belong to a family of investment companies.

     None of the other directors or officers of the Fund had any beneficial ownership in any stock of the Fund or of HSBC Asset Management, Ltd., the Fund's investment manager. The officers and directors as a group own 10.3% of the Common Stock of the Fund.

     During the fiscal year ended November 30, 2003, the Board of Directors held a total of six meetings. Messrs. Reid and de Chasteauneuf each attended all six meetings, Messrs. Kimber and Noel each attended four of the meetings, and Mr. Desai attended one meeting. The Board of Directors has an Audit Committee. The Audit Committee met twice during the fiscal year ended November 30, 2003. At present, the Audit Committee members are Messrs. de Chasteauneuf, Desai, Kimber, Noel, and Reid. Each committee member attended both meetings except for Messrs. Desai, Kimber, and Noel, who attended one of the meetings. The Audit Committee meets with the Fund's independent accountants to review whether satisfactory accounting procedures are being followed by the Fund and whether internal accounting controls are adequate to inform itself with regard to non-audit services performed by the independent accountants, and to review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The Board of Directors also has a Management Engagement Committee, which is comprised of all of the Independent Directors and meets at least once a year. The Management Engagement Committee evaluates the investment performance of the Fund's portfolio and considers the renewal of the Fund's investment management contract. The Management Engagement Committee met once during the year ended November 30, 2003.

     Because all the independent (as such term is defined by the NYSE Listing Standards) directors of the Fund perform the functions of a nominating committee, the Fund has no formal nominating committee. All independent directors who are not themselves candidates participate in the consideration of director nominees. The Board believes that it is in the best interest of the Fund and its stockholders to obtain highly qualified candidates to serve as members of the Board. The Board has not established a formal process for identifying candidates where a vacancy exists on the Board. In nominating candidates, the Board shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees.

     The Board will consider director candidates recommended by stockholders and submitted in accordance with applicable law and procedures as described in this Proxy Statement (see "Deadline For Stockholder Proposals" below).


                     COMPENSATION OF DIRECTORS AND OFFICERS

     A Director or Officer of the Fund who is also an officer or employee of the Investment Adviser or the Administrator receives no remuneration from the Fund. The Directors of the Fund do not receive any pension or retirement benefits from the Fund or the Investment Adviser.

     The table below sets forth the compensation paid by the Fund to its Directors who received such compensation for the year ended November 30, 2003:

                                          TOTAL COMPENSATION FROM
NAME OF PERSON, POSITION                          FUND (1)
--------------------------------------------------------------------
Julian M.I. Reid, President, Chairman             $22,250
and Director
Jean Jocelyn de Chasteauneuf, Director            $18,250
Ashok V. Desai, Director                          $14,500
Timothy R. H. Kimber, Director                    $16,750
E.L. Rene Noel, Director                          $16,750
Andrew Pegge, Director                             $6,875

(1)  The Fund does not belong to a fund complex.

     The Directors' compensation from the Fund is comprised solely of Directors' fees and attendance fees. Each Director is paid an annual fee of $13,750, plus $750 per meeting attended, and the Chairman is paid an annual fee of $17,750, plus $750 per meeting attended.

     Aside from Mr. Reid, none of the executive officers of the Fund received any compensation from the Fund for the year ended November 30, 2003.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH NOMINEE AS DIRECTOR.


                                   PROPOSAL 2

                   PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

BACKGROUND

Following a vote by the Fund's stockholders to amend the Fund's investment policy at the Fund's last annual general meeting in June 2003, the Fund has sold substantially all of its portfolio of Indian equities and now holds substantially all of its assets in cash and high-quality debt obligations. As explained in the proxy statement for the 2003 annual general meeting, the

Board of the Fund considered recommending the liquidation of the Fund to stockholders at that time but ultimately decided not to do so because of substantial uncertainty over the Fund's potential Indian tax liabilities relating to the Fund's status under the India-Mauritius Tax Treaty. Following a favorable decision of the Supreme Court of India, the uncertainty surrounding the status of the Fund under the India-Mauritius Tax Treaty has been lifted. After the Supreme Court of India announced its decision, the Board of the Fund once again began to discuss the question of liquidation.

The Fund faces a number of persistent problems. The Fund, with a Net Asset Value (the "NAV") of approximately $50 million, is small compared to other closed end mutual funds registered in the United States under the Investment Company Act of 1940 (the "'40 Act"). Registration under the '40 Act permits the Fund to be listed on the New York Stock Exchange and traded by retail investors. However, compliance with the requirements of the '40 Act forces the Fund to incur significant costs, such as fees for lawyers and accountants and other advisers, that are not proportionate to the size of the Fund. The combination of high fixed costs and small NAV has historically produced a high Total Expense Ratio (the "TER"), which is defined as total costs divided by NAV. Another persistent problem for the Fund has been the significant discount to the NAV of the Fund (the "discount") at which the shares of the Fund have historically traded, despite the efforts of the Board to reduce the discount through tender offers and other means. The Fund has also suffered historically from limited liquidity, which makes it difficult for investors to liquidate their shares in the Fund in an efficient manner. For these and other reasons, the Board believes that the Fund cannot serve as an efficient investment vehicle under its current structure.

The Board has carefully considered measures that would change the structure of the Fund, such as converting the Fund into an open-end mutual fund or merging with another closed-end mutual fund that invests in Indian equities. Converting the Fund to an open-end mutual fund would address the problems with discount and liquidity, but the Board believes that the Fund is too small to be viable as an open-end mutual fund, especially without an active distribution channel for its shares as an open-end mutual fund. The Board has on several occasions approached other closed-end mutual funds to discuss the possibility of a merger, but without success.

In light of the foregoing considerations and other relevant factors, on February 13, 2004 the Board unanimously adopted a resolution that declares that dissolution of the Fund is advisable and, subject to the approval of the Plan of Liquidation and Dissolution (the "Plan") by stockholders, authorized the orderly liquidation and dissolution of the Fund. The Board, including all of the Directors who are not "interested persons" of the Fund (as that term is defined under the '40 Act), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Exhibit A.

If (a) the Plan is approved by the requisite stockholder vote and (b) the Fund's Board determines, in its sole discretion, that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities, the Fund's assets will be liquidated in accordance with law and on such terms and conditions as are determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Stockholders will receive their proportionate cash interest of the net distributable assets, if any, of the Fund upon liquidation.

Under Maryland law, pursuant to which the Fund is incorporated, and pursuant to the Fund's Amended Articles of Incorporation and ByLaws, the affirmative vote of the holders of at least a majority of the outstanding shares of the Fund is needed to approve the dissolution and liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted in determining the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event that a quorum is not present, or if the Board determines that this proposal may not be approved because of a large number of broker non-votes, the Meeting may be adjourned, to be reconvened to consider the Plan, possibly after additional solicitations of proxies.

Notwithstanding the approval of this proposal by a majority of the outstanding shares of capital stock of the Fund, under relevant law, the Board, in its sole discretion, must determine that the Fund has sufficient liquid assets to meet its existing and anticipated liabilities prior to the liquidation of the Fund's assets. While it is expected that the Fund will be able to identify all of its liabilities shortly after the Fund's stockholders approve this proposal, should any unanticipated liabilities arise, the Fund is currently unable to estimate with precision the costs of resolving such liabilities and exactly when such liabilities would be resolved. Consequently, the amounts set forth under "Distribution Amounts" are for illustrative purposes only. If any such liabilities should arise, the Fund will not liquidate until the Board determines, in its sole discretion, that the Fund has sufficient liquid assets to meet such liabilities.


SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN INVESTMENT COMPANY. The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the finding by the Board, in its sole discretion, that any and all possible claims pending against the Fund, the Board and each Director have been resolved in a satisfactory manner (the "Effective Date"). Currently, the Board is not aware of any such claims. Following the Effective Date, the Fund (i) will convert all portfolio securities of the Fund (to the limited extent not already converted) to cash or cash equivalents, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (see the Plan, Sections 1-2, 5 and 12). The Fund will, nonetheless, seek to continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies under the Internal Revenue Code through the last day of its final taxable year ending on liquidation, although there are no assurances it will be able to do so.

CLOSING OF BOOKS AND RESTRICTION ON TRANSFER OF SHARES. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange (see the Plan, Section
3).

LIQUIDATION DISTRIBUTIONS. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all of the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date and (b) liabilities not on the books of the Fund on the First Distribution date that the Board reasonably deems to exist against the assets of the Fund. However, there can be no assurance that the Fund will be able to declare and pay the First Distribution. If the First Distribution is declared and paid, the amount of the First Distribution currently is uncertain. A second distribution (the "Second Distribution"), if necessary, will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

Stockholders holding stock certificates should consider arranging with the Fund's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent's name and address is Equiserve Trust--Corporate Actions, Post Office Box 43011, Providence, Rhode Island 02940-3011. The transfer agent can be reached at 800-331-1710. All stockholders will receive information concerning the sources of the liquidating distribution (see the Plan, Section 7). All monies not paid to stockholders due to non-surrender of stock certificates will reside in a non-interest bearing account and will eventually be forfeited to the State of Maryland.

EXPENSES OF LIQUIDATION AND DISSOLUTION. All of the expenses incurred by the Fund in carrying out the Plan, including fees in respect of proxy solicitations related to the stockholder vote on this proposal, will be borne by the Fund (see the Plan, Section 8).

CONTINUED OPERATION OF THE FUND. The Plan provides that the Board has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the Maryland State Department of Assessments and Taxation if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (see the Plan, Sections 9 and 10). However, it is the Board's current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of any possible claims pending against the Fund, the Board or any Director. As noted above, the Board is currently not aware of any such claims.


DISTRIBUTION AMOUNTS

The Fund's NAV on March 25, 2004 was $56,056,656.07. At such date, the Fund had 5,858,327 shares outstanding. Accordingly, on March 25, 2004, the NAV per share of the Fund was $9.57. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, the expenses of the Fund in connection with the liquidation and portfolio transaction costs, as well as any costs incurred in resolving any claims that may arise against the Fund. Liquidation expenses are estimated to be approximately $400,000 (or approximately $0.068 per share outstanding on March 25, 2004), including approximately $100,000 to be paid to the investment adviser pursuant to the minimum fee arrangement under the Investment Advisory and Management Agreement. Actual liquidation expenses will likely vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.


GENERAL U.S. TAX CONSEQUENCES

From the perspective of stockholders, the liquidation will be treated for U.S. tax purposes as a sale of shares in the Fund. A stockholder that is subject to U.S. taxation will recognize gain or loss measured by the difference between the liquidation distributions received and the stockholder's basis in Fund shares. The net amount of capital gain recognized by an individual stockholder in respect of shares held for more than one year generally will be subject to taxation at a reduced rate. If the stockholder has capital losses derived from the deemed sale of its shares, or from other transactions, those losses must be applied to reduce capital gains, and to that extent may reduce amounts otherwise eligible for taxation at a reduced rate. Capital losses generally may not be applied to reduce ordinary income, subject to a limited exception applicable to individual stockholders.


IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE '40 ACT

On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the '40 Act. It is expected that the SEC, after the liquidation and distribution of the Fund's assets, will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the '40 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see the Plan, Sections 1-2, 9 and 11).

Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the '40 Act.


PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Amended Articles of Incorporation and Amended and Restated ByLaws, if at least a majority of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Directors will be vested in their capacity as trustees with full title to all the assets of the Fund (see the Plan, Sections 2 and 12).


APPRAISAL RIGHTS

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see the Plan, Section 14).


VOTING INFORMATION

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon. Unless a contrary specification is made, the accompanying Proxy Card will be voted FOR approval of the Plan.


IF THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND IS NOT APPROVED

If the proposal to liquidate and dissolve the Fund is not approved, the Board currently intends to direct the investment adviser to invest the assets of the Fund in a combination of equity securities of Indian companies, Indian debt securities, equity securities of Pakistan, Sri Lanka or Bangladesh companies and certain high-quality debt obligations, in accordance with the investment policy of the Fund, subject to a review of market conditions at the time that determination is made.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND.

                             ADDITIONAL INFORMATION

                             AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Fund's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Fund under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Fund under those statutes.

     (1) Membership And Role Of The Audit Committee

     The Audit Committee consists of Messrs. de Chasteauneuf, Desai, Kimber, Noel, and Reid. Each of the members of the Audit Committee is independent as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board.

     The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of the financial statements of the Fund, the compliance by the Fund with legal and regulatory requirements, and the independence and performance of the Fund's external accountants. The Audit Committee met two times during the Fund's fiscal year 2003, with each committee member attending both meetings, except for Messrs. Desai, Kimber and Noel, who attended one of the meetings.

     (2) Review Of The Fund's Audited Financial Statements For Fiscal Year 2003

     The Audit Committee has conducted specific oversight activities with respect to the Fund's audited financial statements for its fiscal year 2003. The Audit Committee has also reviewed and discussed them with the Investment Adviser. The Audit Committee has discussed with KPMG LLP ("KPMG"), the Fund's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     At its meeting on January 22, 2004, the Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that audited financial statements for its fiscal year 2003 be included in the Fund's annual report to shareholders required by Section 30(e) of the 1940 Act, and filed with the SEC as required by Rule 30d(1) under the 1940 Act.

     Audit Committee:

     Jean Jocelyn de Chasteauneuf, Chairman
     Ashok V. Desai
     Timothy R.H. Kimber

     E.L. Rene Noel
     Julian M.I. Reid


                             INDEPENDENT ACCOUNTANTS

     KPMG has been selected as the independent accountants by the Board, including a majority of the directors who are not "interested persons" of the Fund (as defined in the '40 Act), to audit the accounts of the Fund for and during the period December 1, 2003 through November 30, 2004 ("Fiscal Year 2004"). The Board does not know of any direct or indirect financial interest of KPMG in the Fund.

     A representative of KPMG will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to answer questions.

     During Fiscal Year 2003, KPMG performed various professional services for the Fund, including the examination of the financial statements of the Fund for that year. KPMG has also been engaged to prepare the Fund's corporate tax returns for Fiscal Year 2003. PricewaterhouseCoopers ("PwC") was precluded by a preexisting relationship with the Fund's new investment adviser, HSBC Asset Management (Europe) Limited ("HSBCAM"), from continuing to serve as the Fund's independent accountants. However, PwC did perform various professional services for the Fund during Fiscal Year 2003 prior to HSBCAM being named investment manager.

     The Audit Committee of the Board recommended the selection of KPMG as independent accountants for Fiscal Year 2004 and approved and ratified both the audit and non-audit services provided by the firm and the related fees.


AUDIT FEES

     The aggregate fees paid to KPMG in connection with the annual audit of the Fund's financial statements for Fiscal Year 2003 was $70,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no financial information systems design and implementation services rendered by KPMG to the Fund, its Investment Adviser, or any entity controlling, controlled by or under common control with the Investment Adviser that provide services to the Fund for Fiscal Year 2003.


ALL OTHER FEES

     The aggregate fees billed for all other audit and non-audit services, including fees for the tax-related services rendered by KPMG to the Fund, its Investment Adviser, or any entity controlling, controlled by or under common control with the Investment Adviser that provides services to the Fund for the Fiscal Year 2003 was $149,320 and is broken down as follows:

     Tax Services pertaining to the Fund                                 $ 8,500
     Audit of the Investment Adviser and subsidiaries                    $74,090

     Audit related services provided to the Investment Adviser           $66,730

     PwC received $4,000 from the Fund related to audit services and $5,360 related to other services.

     The Audit Committee has considered whether the provision of non-audit services provided by KPMG is compatible with the maintenance of its independence.


                             THE INVESTMENT ADVISER

     The Fund's Investment Adviser is HSBC Asset Management (Europe) Limited, which was incorporated in the United Kingdom in 1985 and is registered as an investment adviser under the Investment Advisers Act. The Investment Adviser's principal address is 10 Lower Thomas Street, London EC3R 6AE, United Kingdom.


                                THE ADMINISTRATOR

     The Fund's Administrator is UBS Global Asset Management (US) Inc., whose address is 51 W. 52nd Street, New York, NY 10019.


                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2005 Annual Meeting of the Stockholders of the Fund must be received by January 8, 2005, to be included in the Proxy Statement for that meeting. The Fund expects the 2005 Annual Meeting will be held in May of 2005.


                                  OTHER MATTERS

     The Board of Directors of the Fund knows of no other matters to be presented for action at the Meeting other than those mentioned above; however, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Fund.

     All proxies received will be voted in favor of all of the proposals unless otherwise directed therein.


                                         By order of the Board of Directors



                                         Julian Reid
                                         Chairman

                                                                       EXHIBIT A

                               SAFFRON FUND, INC.

                       PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the "Plan") of the Saffron Fund, Inc. (the "Fund"), a corporation organized and existing under the law of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "'40 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation and Maryland law.


WHEREAS, the Fund's Board of Directors (the "Board"), at a meeting of the Board held on February 13, 2004, unanimously deemed that in its judgment it is advisable to liquidate and dissolve the Fund, unanimously adopted this Plan as the method of liquidating and dissolving the Fund and unanimously directed that this Plan be submitted to stockholders of the Fund for approval;


NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan and (b) the finding by the Board, in its sole discretion, that any and all possible claims pending against the Fund, the Board and each Director have been resolved in a satisfactory manner. The later of the adoption and approval by the stockholders and the finding by the Board is hereinafter called the "Effective Date."

2. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3. RESTRICTION ON TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the law of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange.

4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the stockholders and that the Fund will be liquidating its assets. Specifically, as soon as practicable after approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. PAYMENTS OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7. LIQUIDATING DISTRIBUTIONS. The Fund's assets are expected to be distributed by up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to
(a) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the First Distribution date, and (b) discharge any liabilities not on the books of the Fund on the First Distribution date that the Board shall reasonably deem to exist against the assets of the Fund. A second distribution (the "Second Distribution"), if necessary, will consist of cash from any assets remaining after payment of and provision for expenses and other liabilities, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

All stockholders will receive information concerning the sources of the liquidating distribution.

8. EXPENSES OF THE LIQUIDATION AND DISSOLUTION. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, proxy solicitation, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders, whether or not the liquidation contemplated by this Plan is effected.

9. POWER OF THE BOARD, IMPLEMENTATION OF THE PLAN. The Board and, subject to the direction of the Board, the Fund's officers and individual Directors, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the '40 Act, MGCL or any other applicable law, or the rules of the New York Stock Exchange.

The death, resignation or other disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

10. AMENDMENT OR ABANDONMENT OF PLAN. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the law of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

11. DEREGISTRATION UNDER THE '40 ACT. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the U.S. Securities and Exchange Commission (the "SEC") in order to deregister the Fund under the '40 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) or other required reports with the SEC.

12. ARTICLES OF DISSOLUTION. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the law of the State of Maryland and the Fund's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of
Dissolution:

(a) The Fund's Directors shall be the trustees of its assets for purposes of liquidation unless and until a court appoints a receiver. The Director-Trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

(b) The Director-Trustees shall (i) collect and distribute any remaining assets of the Fund, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

(c) The Director-Trustees may (i) carry out the contracts of the Fund; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

13. POWER OF THE BOARD. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

14. APPRAISAL RIGHTS. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the Plan.

                               SAFFRON FUND, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


THE UNDERSIGNED STOCKHOLDER of Saffron Fund, Inc. (the "Fund") hereby appoints Julian M.I. Reid and Paul H. Schubert, and either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 13, 2004, at 12:00 noon, at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated March 29, 2004, receipt of which is hereby acknowledged, and any other matters arising before such Annual Meeting or any adjournment thereof.

Properly executed proxies will be voted (or the vote on such matters will be withheld on specific matters) in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the election of the nominees for director, and in the best discretion of the proxyholders as to any other matters. Please refer to the Proxy Statement for a discussion of the proposals.

--------------------------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-------------------------------------   -------------------------------------

-------------------------------------   -------------------------------------

-------------------------------------   -------------------------------------

 [X] PLEASE MARK VOTES
     AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                               SAFFRON FUND, INC.
--------------------------------------------------------------------------------


                                           For All      With-      For All
1. Election of Directors.                  Nominees     held       Except

   (01) E.L. Rene Noel                       [ ]         [ ]         [ ]
   (02) Andrew Pegge

2. To consider and act upon a proposal to liquidate and dissolve the Fund.


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominees(s). Your shares will be voted for the remaining nominees(s).


                             THE BOARD OF DIRECTORS
                         UNANIMOUSLY RECOMMENDS A VOTE
                             FOR PROPOSALS 1 AND 2.

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                 [ ]


     Please be sure to sign and date this Proxy.        Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Stockholder sign here                              Co-Owner sign here